Exhibit 99.1
NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed financial information reflects the historical financial statement of New Source Energy Partners L.P. ("NSLP" or the "Partnership") adjusted on a pro forma basis to give effect to the acquisition of Erick Flowback Services, LLC ("EFS") and Rod's Production Services, L.L.C. ("RPS") and an equity offering of common units. These transactions are described further below.
•Services Acquisition. On June 26, 2014, the Partnership entered into a contribution agreement (the "Contribution Agreement") with Rod's Holdings, LLC, Erick's Holdings, LLC and certain individuals named therein pursuant to which the Partnership acquired all of the outstanding membership interests in EFS and RPS (collectively, the "Services Acquisition"). EFS and RPS specialize in providing services to oil and natural gas exploration and production companies that increase the safety and efficiencies in pressure-related processes during the completion phase of a well with a specific focus on well testing and flowback services. EFS and RPS operate primarily in Oklahoma, Texas, Pennsylvania, and Ohio. Total consideration was approximately $130 million, consisting primarily of (i) cash of approximately $57.3 million, (ii) 1,442,644 Partnership common units, including 30,867 common units for employees, valued at approximately $33.8 million based on the closing price of NSLP common units on the acquisition date, or June 26, 2014, (iii) contingent consideration valued at approximately $22.0 million and (iv) the assumption of debt of approximately $16.8 million. Total consideration does not include 401,171 common units issued for the future settlement of phantom units awarded to employees as these phantom unit awards are considered compensation arrangements for future service. The amount for contingent consideration is the fair value estimate at acquisition of the additional consideration in the form of cash and Partnership common units the sellers are entitled to receive in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of EFS and RPS for the year ending December 31, 2014, less certain adjustments, as set forth in the Contribution Agreement.
•Equity Offering. On April 29, 2014, the Partnership completed a public offering of 3,450,000 common units at a price of $23.25 per unit (the "Equity Offering"). Net proceeds from the offering were approximately $76.2 million after deducting underwriter discounts and offering costs. Such proceeds were used to repay a portion of the outstanding balance under our credit facility, to fund the cash portion of the Services Acquisition, to pay fees and expenses associated with the Services Acquisition and for general corporate purposes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been presented based on the audited statement of operations of NSLP for the year ended December 31, 2014, reflects the historical results of EFS and RPS through the acquisition date, and includes pro forma adjustments to give effect to the Services Acquisition and the portion of the Equity Offering that was used to fund the cash portion of the consideration for the Services Acquisition as if these transactions occurred on January 1, 2014. The pro forma adjustments include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time this unaudited pro forma financial information was prepared. NSLP believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial information does not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from these transactions. Additionally, the unaudited pro forma condensed combined statement of operations excludes the impact of non-recurring gains and expenses incurred or that will be incurred as a result of these transactions. Such non-recurring items primarily consist of acquisition-related expenses and transaction bonuses. The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the date set forth in this unaudited pro forma financial information and should not be taken as indicative of the Partnership's future combined results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results.

The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes; NSLP's Annual Report on Form 10-K for the year ended December 31, 2014; financial statements of EFS and RPS and related notes for the three months ended March 31, 2014 included in NSLP's Current Report on Form 8-K/A filed on August 14, 2014; and other information that NSLP has filed with the Securities and Exchange Commission.

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014

	NSLP Historical	EFS Historical	RPS Historical	Pro Forma Adjustments		Combined
	(In thousands, except unit and per unit data)
REVENUES
Oil sales	$14,906	$—	$—	$—		$14,906
Natural gas sales	15,534	—	—	—		15,534
NGL sales	31,048	—	—	—		31,048
Oilfield services	104,155	40,020	21,374	(438)	(a)	165,111
Total revenues	165,643	40,020	21,374	(438)		226,599
OPERATING COSTS AND EXPENSES
Oil, natural gas and NGL production	18,617	—	—	—		18,617
Production taxes	2,833	—	—	—		2,833
Cost of providing oilfield services	60,904	4,681	12,695	(438)	(a)
				23,081	(b)	100,923
Depreciation, depletion and amortization	54,352	3,776	—	1,277	(b)
				(2,922)	(c)
				(27)	(d)
				11,585	(e)	68,041
Accretion	327	—	—	—		327
Impairment of goodwill and other intangible assets	59,000	—	—	—		59,000
General and administrative	28,671	36,174	—	(11,306)	(b)
				102	(d)
				2,352	(f)
				(24,271)	(g)	31,722
Change in fair value of contingent consideration	(9,031)	—	—	—		(9,031)
Other operating expense	—	4,367	8,681	(13,048)	(b)	—
Total operating costs and expenses	215,673	48,998	21,376	(13,615)		272,432
Operating loss	(50,030)	(8,978)	(2)	13,177		(45,833)
OTHER INCOME (EXPENSE)
Interest expense	(5,041)	(933)	(111)	143	(h)	(5,942)
Gain from derivatives, net	10,707	—	—	—		10,707
Gain on investment in acquired business	2,298	—	—	—		2,298
Other (loss) income	(9)	43	(321)	4	(b)	(283)
Loss before income taxes	(42,075)	(9,868)	(434)	13,324		(39,053)
Income tax expense	—	—	(43)	43	(i)	—
Net loss	(42,075)	(9,868)	(477)	13,367		(39,053)
Less: net income attributable to noncontrolling interest	242	75	—	(75)	(d)	242
Net loss attributable to New Source Energy Partners L.P.	$(42,317)	$(9,943)	$(477)	$13,442		$(39,295)

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014

ALLOCATION OF NET LOSS
Net loss allocable to general partner	$(441)			$(343)
Net loss allocable to subordinated units	$(6,700)			$(5,304)
Net loss allocable to common units	$(35,176)			$(33,648)

Weighted average common units outstanding	13,517,131	1,740,743	(j)	15,257,874
Net loss per common unit	$(2.60)			$(2.21)

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation:

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been presented based on the audited statement of operations of NSLP for the year ended December 31, 2014, reflects the historical results of EFS and RPS through the acquisition date, and includes pro forma adjustments to give effect to the Services Acquisition and the portion of the Equity Offering that was used to fund the cash portion of the consideration for the Services Acquisition, as if these transactions occurred on January 1, 2014. The pro forma adjustments include the use of estimates and assumptions as described herein. The pro forma adjustments are based on information available to management at the time this unaudited pro forma condensed financial statement was prepared. NSLP believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected.
The related pro forma adjustments are described below. In the opinion of the Partnership's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s Regulation S-X, the unaudited pro forma condensed consolidated financial statement. No adjustments have been made to reflect pro forma income taxes as the Partnership is a nontaxable entity. Therefore, such adjustments would not be meaningful.

2.	Services Acquisition
On June 26, 2014, the Partnership acquired all of the outstanding membership interests in EFS and RPS. The following table reflects the consideration for the Services Acquisition (in thousands):

Consideration:
Cash	$57,348
Fair value of common units granted (1)	33,106
Fair value of common units granted to employees (2)	724
Contingent consideration (3)	21,984
Total fair value of consideration	$113,162
__________

(1)	The fair value of the unit consideration was based upon 1,411,777 common units valued at $23.45 per unit (closing price on the date of the acquisition).

(2)
The fair value of the unit consideration granted to employees was based upon 30,867 common units valued at $23.45 per unit (closing price on the date of the acquisition). These units were issued to satisfy the settlement of phantom units granted to EFS employees with no service requirement. The additional 401,171 common units issued and held in escrow to satisfy the future settlement of phantom units granted to EFS and RPS employees in conjunction with the Services Acquisition are excluded from consideration based on the future service requirement for vesting.

(3)
The sellers are entitled to receive additional consideration based on a specified multiple of the annualized EBITDA of EFS and RPS for the year ending December 31, 2014, less certain adjustments. The fair value of the contingent consideration was determined by a third-party valuation specialist through the use of a weighted probability analysis.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and the liabilities assumed as of the acquisition date at estimated fair value (in thousands):

Fair value of assets acquired and liabilities assumed:
Cash	$1,668
Accounts receivable	22,674
Other current assets	620
Property and equipment	43,853
Intangible assets (1)	68,700
Goodwill (2)	14,224
Total assets acquired	151,739
Accounts payable and accrued liabilities	(5,937)
Factoring payable	(15,840)
Long-term debt	(16,800)
Total liabilities assumed	(38,577)
Net assets acquired	$113,162
__________

(1)
Identifiable intangible assets include $64.2 million for customer relationships and $4.5 million for non-compete agreements. Customer relationships were valued based on the estimated free cash flows the customer relationships are expected to provide and are amortized using an accelerated method over seven years. Non-compete agreements were valued based on an income approach and are amortized over the agreement period.

(2)
Goodwill is calculated as the excess of the consideration transferred over the fair value of net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Such goodwill is not deductible for tax purposes. Specifically, the goodwill recorded as part of the Services Acquisition includes any intangible assets that do not qualify for separate recognition, such as the EFS and RPS trained, skilled and assembled workforce, along with the expected synergies from leveraging the customer relationships. Goodwill has been allocated to the oilfield services segment.

3.	Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Statement of Operations
The unaudited pro forma condensed combined statement of operations reflects the following adjustments:
Services Acquisition

(a)	Adjustment to eliminate revenues and expenses from intercompany transactions between EFS and RPS.

(b)	Adjustments to align the presentation of revenues and expenses of EFS and RPS based on the statement of operations line items and presentation utilized by the Partnership.

(c)	Adjustment to depreciation expense based on the fair value of property and equipment acquired and depreciable lives assigned.

(d)
Adjustment to eliminate the depreciation expense of the variable interest entity included in the historical results of EFS of approximately $27,000 for the period from January 1, 2014 through June 26, 2014 and to include rent expense of approximately $102,000 for the period from January 1, 2014 through June 26, 2014 that EFS incurred under a lease arrangement with the variable interest entity that was eliminated in consolidation in EFS' historical financial statements. Additionally, net income attributable to noncontrolling interest of the variable interest entity consolidated into the historical results of EFS is eliminated. The Partnership determined it is not the primary beneficiary of this variable interest entity and therefore will not consolidate the variable interest entity's results into those of the Partnership.

(e)
Adjustment to reflect the amortization of the identified intangible assets. The amortization expense of approximately $10.9 million for customer relationships was calculated based on an accelerated method over seven years. The amount

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

is the adjustment necessary, after considering the expense included in the historical financials, to reflect pro forma amortization expense for the period. The amortization expense of $0.7 million for the non-compete agreements was calculated based on the agreement period.

(f)	Adjustment to include compensation expense for the phantom units with a service requirement that have been awarded to EFS and RPS employees based on a vesting period of two years.

(g)	Adjustment to eliminate non-recurring acquisition costs and transaction bonuses related to the Services Acquisition included in the historical results.

(h)
Adjustment to eliminate the amortization of deferred financing costs included in the EFS historical statement of operations associated with the EFS debt of approximately $163,000 for the period from January 1, 2014 through June 26, 2014 as the deferred financing costs were determined to have a fair value of $0 at acquisition and to record amortization on the financing costs incurred on an amended and restated loan agreement related to the assumed EFS debt of approximately $21,000 for the period from January 1, 2014 through June 26, 2014.

(i)	Adjustment to eliminate historical income tax expense of RPS as the Partnership is a nontaxable entity.

(j)
Adjustment to weighted average common units outstanding for the issuance of 1,411,777 Partnership common units in conjunction with the Services Acquisition, the issuance of 432,038 Partnership common units to fund an escrow account to satisfy the future settlement of phantom unit awards, and the portion of the 3,450,000 Partnership common units for the Equity Offering that was used to fund the cash portion of the consideration for the Services Acquisition.